EXHIBIT 99.2

BELBUCA® PRODUCT LINE OF ENDO PHARMACEUTICALS, INC.

STATEMENT OF REVENUES AND DIRECT EXPENSES

Report of Independent Auditors

To the Board of Directors and Management of Endo Pharmaceuticals, Inc.

We have audited the accompanying statement of revenues and direct expenses of the BELBUCA® Product Line of Endo Pharmaceuticals, Inc. for the year ended December 31, 2016.

Management’s Responsibility for the Statement of Revenues and Direct Expenses

Management is responsible for the preparation and fair presentation of the statement of revenues and direct expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a statement of revenues and direct expenses that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement of revenues and direct expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and direct expenses. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statement of revenues and direct expenses, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the statement of revenues and direct expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct expenses. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and direct expenses referred to above presents fairly, in all material respects, the revenues and direct expenses of the BELBUCA® Product Line of Endo Pharmaceuticals, Inc. for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose statement of revenues and direct expenses was prepared in connection with Endo Pharmaceuticals Inc.’s divesture of the BELBUCA® Product Line and, as described in Note 1, was prepared in accordance with an SEC waiver received by the buyer, for the purposes of the buyer complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. This special purpose statement of revenues and direct expenses is not intended to be a complete presentation of the revenues and direct expenses of the BELBUCA® Product Line of Endo Pharmaceuticals, Inc. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 1, 2017

BELBUCA® PRODUCT LINE OF ENDO PHARMACEUTICALS, INC.

STATEMENT OF REVENUES AND DIRECT EXPENSES

(in thousands)

Twelve Months Ended December 31, 2016
Total Revenues	$11,074
Costs and Expenses:
Cost of revenues	17,237
Selling general and administrative	106,523
Research and development	2,184
Asset impairment charges	34,887
Severance and contract termination costs	15,485

Product Contribution	$(165,242)

The accompanying notes are integral part of the statement of net assets acquired.

BELBUCA® PRODUCT LINE OF ENDO PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

1. Description of business and basis of presentation

On January 5, 2012, Endo Pharmaceuticals, Inc. (Endo) and BioDelivery Services, Inc. (BDSI) entered into a License and Development Agreement, pursuant to which BDSI granted Endo an exclusive license under BDSI’s intellectual property to develop, make or have made, use, offer for sale, sell, import, market and promote BELBUCA® (buprenorphine) buccal film (BELBUCA®). On December 7, 2016, Endo and BDSI entered into an agreement (the “termination agreement”) to terminate Endo’s licensing rights for BELBUCA®. The transaction closed on January 6, 2017. At the closing date, BDSI purchased from Endo the following net assets (the “net assets”): (i) current BELBUCA® product inventory and work-in-progress, (ii) material manufacturing contracts related to BELBUCA®, (iii) BELBUCA®-related domain names and trademarks (including the BELBUCA® trademark), (iv) BELBUCA®-related manufacturing equipment, and (v) all pre-approval regulatory submissions, including any Investigational New Drug Applications and New Drug Applications, regulatory approvals and post-approval regulatory submissions concerning BELBUCA®. The purchase price for the net assets (the “Asset Purchase Price”) was equal to the sum of: (i) the aggregate book value of the portion of the transferred product inventory forecasted to be used or sold by BDSI, (ii) the aggregate book value of work-in-progress inventory, and (iii) the assumption of any assumed liabilities. Together with the Asset Purchase Price, pursuant to the terms of the termination agreement, BDSI will also pay to Endo a fee in the amount of $5 million in consideration for (i) Endo’s agreement not to compete for a period of two years from the closing date of the termination agreement and (ii) Endo’s waiver of its right to sell product for twelve months following the closing of the termination agreement.

The accompanying statements present the revenues and direct expenses of the BELBUCA® product line and have been prepared for inclusion in BDSI’s filings with the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. It is impracticable to prepare complete financial statements related to the BELBUCA® product line as the product line was not a separate legal entity of Endo and was never operated as a stand-alone business, division or subsidiary. Endo has never prepared full stand-alone or full carve-out financial statements for the BELBUCA® product line, and has never maintained the distinct and separate accounts necessary to prepare such financial statements. Because Endo did not account for the BELBUCA® product line as a separate entity, these statements were derived from the operating activities directly attributed to the BELBUCA® product line from Endo’s books and records. These resulting statements of revenues and certain direct expenses are measured in accordance with United States generally accepted accounting principles (US GAAP). In addition, the information included in the accompanying statements contains allocations of certain field selling expense, selling and marketing costs, internal general and administrative costs and internal research and development expense associated with the BELBUCA® product line, generally on the basis of estimated selling effort or other reasonable and consistently applied allocation methodologies. Although management is unable to determine all of the actual costs, expenses and resultant operating results associated with the BELBUCA® product line as a stand-alone, separate entity, the allocation described elsewhere in these statements is considered reasonable by management. However, the direct expenses and revenues of the BELBUCA® product line may differ from the results that would have been achieved had the BELBUCA® product line operated as a separate entity. As described in more detail in Note 2, the accompanying statements exclude certain of the costs borne by Endo to support the BELBUCA® product line. As such, the accompanying statements are not indicative of the results of the BELBUCA® product line going forward due to the omission of various operating expenses that will be incurred to operate the BELBUCA® product line in the future and to the different expense structures and commercialization infrastructure related to the BELBUCA® product line maintained by Endo.

The BELBUCA® product line’s financing needs were supported by Endo and cash generated by the BELBUCA® product line was transferred to Endo. As the BELBUCA® product line has historically been managed as part of the operations of Endo and has not operated as a stand-alone entity, it is impractical to prepare historical cash flow information regarding the BELBUCA® product line’s operating, investing, and financing cash flows. As such, information on Cash Flows is not presented herein.

2. Corporate Overhead and Accounting

Endo performs certain functions for the BELBUCA® product line including, but not limited to, corporate management, certain legal services, administration of insurance, regulatory and compliance, treasury, information systems, finance, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses. The costs of these functions historically have not been allocated to its products, are not directly attributable or specifically identifiable to the BELBUCA® product line, and therefore, are not included in the

BELBUCA® PRODUCT LINE OF ENDO PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

accompanying statements. Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically identifiable to the BELBUCA® product line.

3. Summary of significant accounting policies

Revenue recognition

BELBUCA® is the first and only Schedule III long-acting opioid that uses novel buccal film technology to deliver buprenorphine for appropriate patients living with chronic pain. Endo launched BELBUCA® in February 2016. Through December 31, 2016, due to uncertainties around market acceptance, Endo determined that it did not have the ability to estimate sales returns at the time that title and risk of loss transfers to the customer. Therefore, Endo recognized revenue for sales of the BELBUCA® product line based on the “sell-through” model. Under the “sell-through” model, Endo recognizes revenue, net of estimated rebates, discounts and allowances, when the product is dispensed to a patient through the fulfilment of a prescription.

Sales deductions

The US market has complex arrangements for rebates, discounts and allowances. Endo establishes contracts with wholesalers, chain stores and indirect customers that provide for rebates, sales incentives, certain fees, and other allowances. Endo estimates rebates, sales incentives and other allowances based upon the terms of the contracts with its customers, estimated inventory levels at its customers and estimated future trends. The following briefly describes the nature of the arrangements included in the financial statements.

Coupons

Coupon programs are offered to patients to help lower out-of-pocket costs for certain prescription medicines. Endo records an adjustment to gross sales based on an estimate of the units to be redeemed at the coupon value.

Rebates

Endo’s rebate programs can generally be categorized into the following four types (i) direct rebates, (ii) indirect rebates, (iii) managed care rebates, and (iv) Medicaid and Medicare Part D rebates.

Direct rebates are generally rebates paid to direct purchasing customers based on a percentage applied to a direct customer’s purchases from us, including fees paid to wholesalers under Endo’s distribution service agreements (DSA). Indirect rebates are rebates paid to indirect customers which have purchased Endo’s products from a wholesaler under a contract with Endo.

Endo is subject to rebates on sales made under governmental and managed-care pricing programs. In estimating Endo’s provisions for these types of rebates, Endo considers relevant statutes with respect to governmental pricing programs and contractual sales terms with managed-care providers and group purchasing organizations. Starting in 2011, as a result of the implementation of certain provisions of the Patient Protection and Affordable Care Act (PPACA), Endo is required to provide a 50% discount on its brand-name drugs to patients who fall within the Medicare Part D coverage gap, also referred to as the donut hole. Endo estimates an accrual for Managed Care, Medicaid, Medicare Part D and Coverage Gap rebates as a reduction of revenue at the time product sales are recorded. These rebate reserves are estimated based upon the historical utilization levels, historical payment experience, historical relationship to revenues, estimated future trends, and include an estimate of outstanding claims for end-customer sales that occurred but for which the related claim has not been billed and an estimate for future claims that will be made when inventory in the distribution channel is sold through to plan participants. Changes in the level of utilization of Endo’s products through private or public benefit plans and group purchasing organizations will affect the amount of rebates that Endo owes.

BELBUCA® PRODUCT LINE OF ENDO PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

Other sales deductions

Endo offers certain of its customers prompt pay cash discounts. Provisions for prompt pay discounts are estimated and recorded at the time of sale. Endo estimates provisions for cash discounts based on contractual sales terms with customers, an analysis of unpaid invoices and historical payment experience. Estimated cash discounts have historically been predictable and less subjective due to the limited number of assumptions involved, the consistency of historical experience and the fact that Endo generally settles these amounts within 30 to 60 days.

Cost of revenues

Endo contracted with third party manufacturers for the manufacturing of BELBUCA®. Accordingly, the cost of revenues includes cost of materials and costs associated with the services provided by the third party manufacturers, as well as other ancillary costs such as freight, distribution, certain overhead costs, intangible asset amortization, and inventory write-offs of approximately $9.3 million, including product that is obsolete or otherwise disposed. Cost of revenues for the period ending December 31, 2016 specifically includes approximately $3.4 million of amortization expense related to the BELBUCA® intangible asset and inventory write-offs of approximately $3.0 million related to product that was not expected to be transferred to BDSI and was not expected to be sold by Endo prior to the transaction. Cost of revenues also includes royalty expense of 14% of net sales, or $1.6 million, payable to BDSI, which was paid in the first quarter of 2017.

During the twelve months ended December 31, 2016, Endo sold certain BELBUCA® product that was purchased in 2015, prior to FDA-approval. Due to uncertainties associated with regulatory approval, Endo determined that this pre-launch inventory did not meet the definition of an asset and therefore expensed the cost of these units, which approximated $2.0 million as research and development costs in 2015. As a result, cost of revenues for the twelve months ended December 31, 2016 does not include all the costs associated with the product sold during this period.

Operating expenses

Operating expenses primarily consist of selling, general and administrative expenses, research and development expenses, asset impairment charges, and severance and contract termination costs, which are more fully described below.

Selling, general, and administrative expenditures are recognized in respect of goods and services received when supplied in accordance with contractual terms. Provision is made when an obligation exists for a future liability in respect of a past event and where the amount of the obligation can be reliably estimated. Advertising and promotion expenditure is charged to the income statement as incurred over the period of the corresponding activity. Field selling expenses has been allocated based on the estimated level of selling effort associated with the BELBUCA® product line relative to the total estimated selling effort for Endo’s U.S. Branded Pain business, or approximately 65% for which Endo maintained a separate and distinct sales force. Endo eliminated all promotional efforts and field selling effort related to the BELBUCA® product line in December 2016. See further discussion below.

Research and development expenditure is charged to the Statement of Revenues and Certain Direct Expenses in the period in which it is incurred.

Amortization expense

An in-process research and development intangible asset was recorded when Endo licensed the rights to BELBUCA® from BDSI in January 2012. In October 2015, Endo launched BELBUCA® in the US and concurrently placed the asset into service and began amortizing the asset over its estimated useful life of 11.5 years. Endo ceased amortization on December 7, 2016, the date on which Endo and BDSI agreed to terminate the license agreement and return the product rights to BDSI as the BELBUCA® intangible asset was considered held for sale as of that date under the applicable accounting guidance. As noted above, for the period ending December 31, 2016, approximately $3.4 million of amortization expense is included within cost of revenues in the Statement of Revenues and Certain Direct Expenses.

BELBUCA® PRODUCT LINE OF ENDO PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

Asset impairment charges

Endo’s strategic decision to terminate the license agreement with BDSI was considered a triggering event requiring an assessment of the BELBUCA® intangible asset for impairment. Endo determined that the fair value of the intangible asset, using a discounted cash flow analysis, was below its carrying value, resulting in an impairment charge of approximately $35 million.

Severance and contract termination costs

Concurrent with Endo’s decision to terminate the BELBUCA® license agreement with BDSI, Endo also announced the decision to eliminate its approximately 375-member Pain sales force. Endo recorded certain employee severance and contract termination costs associated with this action. The full amount of the contract termination costs related to the contract sales organization, approximately $4.5 million, has been attributed to the BELBUCA® product line because the contract sales organization was exclusively dedicated to the BELBUCA® product line. Approximately $10.7 million of employee severance costs and approximately $0.4 million of other contract termination costs incurred during the period ending December 31, 2016, have been allocated to the BELBUCA® product line based on the estimated level of selling effort associated with the BELBUCA® product line relative to the total estimated selling effort for Endo U.S. branded pain business. These actions were completed by December 31, 2016 and substantially all of the cash payments are anticipated to be made by the end of 2017. The liability for these severance and contract termination costs was retained by Endo as part of the transaction with BDSI.

Use of estimates

In normal practice, the preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain direct expenses and accompanying disclosures. Some of the more significant estimates include those related to rebates, discounts, and allowances, and actual results could differ from those estimates. Where possible, estimates have been updated to reflect actual results.

As discussed in Note 1, these statements are not necessarily indicative of the costs and expenses that would have resulted if the BELBUCA® product line had been operated as a separate entity.

Concentration of credit risk

Sales of BELBUCA® during the relevant period were made primarily to three U.S. pharmaceutical wholesalers. These three wholesalers accounted for approximately 94% of the BELBUCA® product line’s total shipments in 2016. Because sales are recognized on a “sell-through” model, it is not possible determine the exact amount of revenue recognized during the period related to any particular direct customer.

4. Subsequent events

Endo has evaluated its activity after December 31, 2016 and through the date of issuance of the financial statements, June 1, 2017, and is not aware of any events that have occurred subsequent to December 31, 2016 that would require adjustments to or disclosure in these financial statements and related notes thereto.